Exhibit 10.8

Certain information contained in this exhibit has been redacted pursuant to Item 601(a)(6) of Regulation S-K, as indicated with the notation “[###]”, because disclosure of such information would constitute a clearly unwarranted invasion of personal privacy.

CONFIDENTIAL

November 21, 2024

Globa Terra Acquisition Corporation
Homero 109, Despacho 1602, Col.
Polanco Ciudad de México, México, 11570
Attention: Agustin Tristan, Chief Executive Officer

Subject:          Consulting Services Agreement

Dear Agustin:

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into as of November 21, 2024 (the “Effective Date”) by and among Globa Terra Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and Meteora Capital, LLC, a Delaware limited liability company and its affiliates (the “Consultant”).

WHEREAS, the Company desires to avail itself of the expertise of the Consultant and the Consultant agrees to provide consulting, advisory and related services to Company from time to time during the term of the Agreement, at Company’s request, with respect to general special purpose acquisition company (“SPAC”) structuring and capital markets matters (the “Services”).

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Services. The Company hereby retains Consultant as an independent contractor, and Consultant hereby accepts its role with the Company as an independent contractor as of the Effective Date upon the terms and conditions set forth in this Agreement. Consultant hereby agrees to provide to the Company the Services from and after the Effective Date. In rendering Services hereunder, Consultant shall act solely as an independent contractor and this Agreement shall not be construed to create any employee-employer, partnership, association, joint venture or agency relationship between Consultant and the Company or between any Representative (as defined below) of Consultant and the Company. As an independent contractor of the Company, Consultant shall not have any authority to bind, make any representation or commitment or act on behalf of the Company. Consultant may not, or permit any of its Representatives to, enter into any agreement, understanding, or other commitment that is binding on the Company, or hold itself out as having such authority. For the avoidance of doubt, under no circumstances shall the Consultant act as an underwriter, placement agent or otherwise be formally mandated or assist with any securities offering.

2.
Consideration, Expenses. Subject to the terms and conditions set forth herein, and in conjunction with and as consideration for the Consultant providing the Services, upon the closing of the Company’s initial public offering (the “IPO”) and as part of its flow of funds, the Company agrees to pay Consultant $500,000 in cash to an account(s) designated by Consultant. During the term of this Agreement, the Consultant shall not be reimbursed for any out-of-pocket expenses related to the Services provided to the Company, unless the Company pre-approves such out-of-pocket expenses.

3.	Reserved.

4.	Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Consultant that:

(a)          Organization and Corporate Power; Due Authorization. The Company is a Cayman Islands exempted company corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite power and authority necessary to enter into this Agreement and to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Company and the Consultant, this Agreement will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)          No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under, in each case, in any material respect, (i) the Company’s limited liability company agreement, (ii) any agreement, indenture or instrument to which the Company is a party, or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

5.
Indemnification. Subject to the provisions of Section 8(i), the Company agrees to indemnify the Consultant and its affiliates and their respective managers, officers, directors, employees, agents and members (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all damages, losses and liabilities (“Damages”) which the Indemnitees may suffer or incur by reason of any inquiry (whether voluntary or otherwise), action, claim or proceeding, in each case, brought by any governmental agencies, a securities holder of the Company or third party creditor of the Company, or any of their respective subsidiaries or affiliates, arising out of, in connection with, or relating to, (a) the execution or delivery of this Agreement by the Company, (b) any untrue or alleged untrue statement of material fact made by the Company or its or their Representatives to the Consultant in connection with the Services, or any omission or alleged omission to state a material fact necessary to make the statements made by the Company or its or their Representatives not misleading, or (c) the consummation by the Consultant of the Services, in each case unless such action, claim or proceeding is the result of the fraud, bad faith, willful misconduct or gross negligence of any Indemnitee. If for any reason the foregoing indemnification is unavailable to any Indemnitee or insufficient to hold harmless any Indemnitee, then the Company shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnitee as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Company and the Indemnitee as well as any other relevant equitable considerations.

6.	Consultant Representations. In connection with the transactions contemplated hereby, the Consultant represents and warrants to the Company that:

(a)          Organization and Authority. The Consultant is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Consultant. The Consultant possesses all requisite power and authority necessary to enter into this Agreement and to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Consultant and the Company, this Agreement shall be a legal, valid and binding agreement of the Consultant, enforceable against the Consultant in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)          No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Consultant of the transactions contemplated hereby do not violate, conflict with or constitute a default under, in each case, in any material respect, (i) the formation and governing documents of the Consultant, (ii) any agreement, indenture or instrument to which the Consultant is a party or (iii) any law, statute, rule or regulation to which the Consultant is subject, or any agreement, order, judgment or decree to which the Consultant is subject.

(c)          Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Consultant has had the opportunity to ask questions of and receive answers from representatives of the Company concerning performance of the Services for the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained and review the Company’s filings with the SEC. In determining whether to perform the Services, the Consultant has relied solely on the Consultant’s own knowledge and understanding of the Company and its business based upon the Consultant’s own due diligence investigation and the information furnished pursuant to this paragraph.

7.	Confidentiality.

(a)          As a condition of, and as a material inducement to the Company entering into this Agreement, during the term of this Agreement and for a period of one (1) year thereafter, the Consultant and its Representatives will not, directly or indirectly, during or after the term of this Agreement, disclose to anyone other than the Company or their respective Representatives, and will not use except in the provision of the Services hereunder, any confidential, proprietary or secret information, documentation or material relating to the Company or their respective products, services, customers or business operations, personnel or activities, their clients, vendors, licensees or licensors, whether learned or disclosed to the Consultant before or after the Effective Date (collectively, and as further defined herein, “Confidential Information”), except with the prior written permission of the Company (which may be withheld in its sole discretion). The Consultant agrees that all Confidential Information (whether or not learned, obtained or developed solely by the Consultant or jointly with others) shall remain the property of the Company. Confidential Information includes, but is not limited to: (i) the terms of this Agreement; (ii) information disclosed by the Company or their respective Representatives, and (iii) information disclosed by third parties to the extent that the Company has an obligation of confidentiality in connection therewith. The Consultant may disclose Confidential Information to its Representatives who have a need to know such information in connection with the performance of the Services hereunder, provided that such Representatives are advised of the confidential nature of such information and are bound to the Consultant by confidentiality and non-use obligations materially consistent with the provisions of this Section 7. The Consultant will be responsible and liable for any breach of this Agreement by its Representatives. The Consultant and its Representatives shall (x) exercise reasonable care (and in any event no less than the same degree of care as it exercises to protect its own confidential information) to ensure that proper and secure storage is provided for all Confidential Information to protect against theft or unauthorized access and (y) promptly inform the Company in writing if Consultant or any of its Representatives become aware that Confidential Information has been disclosed to any unauthorized person and take commercially reasonable steps as the Company reasonably requests to retrieve such Confidential Information and/or protect it from further disclosure. The Consultant’s and its Representatives’ obligations under this Section 7(a) shall not apply to any information that (i) at the time of disclosure to the Consultant or its Representatives is in the public domain through no action or failure to act on the part of the Consultant of its Representatives in violation of this Agreement, (ii) is or becomes available to the Consultant or any of its Representatives from a third-party who is not known to the Consultant or its Representative to be subject to any obligation to the Company of confidentiality, (iii) is or has been independently developed by the Consultant and/or its Representatives without use of or reference to any Confidential Information or (iv) is approved for release by prior written authorization of the Company.

(b)          In the event that the Consultant or any of its Representatives are required by applicable law, regulation, U.S. Securities and Exchange Commission (“SEC”) or stock exchange requirement or legal process (“Legal Requirement”) to disclose any of the Confidential Information, the Consultant will, to the extent permitted by Legal Requirement, notify the Company promptly in writing so that the Company or its affiliates may seek a protective order or other appropriate remedy or, in the Company’s sole discretion, waive compliance with the terms of this Agreement, and the Consultant and its Representatives will cooperate in such efforts as reasonably requested by the Company. In the event that no such protective order or other remedy is obtained, or the Company waives compliance with the terms of Section 7(b) in such instance, the Consultant and its Representatives will furnish only that portion of the Confidential Information which the Consultant and its Representative, as applicable, is required to disclose by Legal Requirement as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

(c)          Upon termination of this Agreement or at any earlier time as requested by the Company, the Consultant and its Representatives will promptly furnish to the Company or destroy (at the election of the Company) any and all copies (in whatever form or medium) of all Confidential Information, including any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof. Notwithstanding the return or destruction of the Confidential

Information required by this paragraph, all duties and obligations of the Consultant and its Representatives under this Section 7 shall remain in full force and effect.

(d)          The Consultant acknowledges that the U.S. securities laws and other laws prohibit any person who has material, non-public information concerning a public company from purchasing or selling any of its securities, and from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Consultant acknowledges and agrees that some of the Confidential Information may be considered “material non-public information” for purposes of the federal securities laws and that the Consultant and its Representatives will abide by all securities laws relating to the handling of and acting upon material non-public information of the Company.

8.	Miscellaneous.

(a)          No Survival of Representations and Warranties. None of the representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof or thereof.

(b)          Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(c)          Governing Law; Jurisdiction; JURY TRIAL WAIVER. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT.

(d)          Specific Performance. Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by any of the other parties hereto in accordance with the terms hereof and that such party shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity, without the necessity of proving that monetary damages would be inadequate or the posting of a bond or other security.

(e)          Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The words “execution”, “signed”, “signature” and words of like import in this Agreement or in any certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the U.S. Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act of the United States or the Uniform Commercial Code of the United States.

(f)          Entire Agreement; Amendment; Waiver; Assignment. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and supersedes any prior oral or written communication or understanding with respect thereto. Except as otherwise provided herein or by applicable law, this Agreement may not be amended or changed in any respect, except by a written agreement executed by both parties hereto. No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times. The Consultant may not assign or otherwise transfer any right or obligation provided for under this Agreement without the prior written consent of the Company, and any purported assignment or transfer without such consent shall be null and void ab initio.

(g)          Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement. As used in this Agreement, the term: (x) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; (y) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise); and (z) “Representative” shall mean, with respect to any person, any of such person’s affiliates and its and its affiliates’ respective partners, directors, officers, employees, consultants, accountants, attorneys, advisors, agents and other representatives; provided that neither party will be deemed a Representative of the other party for purposes of such definition.

(h)          Term; Termination. This Agreement shall have a term beginning on the Effective Date and ending on the earlier of the consummation of the initial business combination (“Business Combination”) or the liquidation of the Company’s Trust Account in the event that the Company does not consummate a Business Combination prior to its deadline to do so under its organizational documents, as they may be amended. This Agreement may be terminated at any time prior to the end of the term by either party by written notice to the other party in the event that the other party has materially breached this Agreement and such breach, if reasonably capable of cure, is not cured by the breaching party within twenty (20) days of receipt of written notice of such breach from the non-breaching party. Notwithstanding anything to the contrary contained herein, the provisions of Sections 2, 5, 7 and 8 will survive any termination of this Agreement, regardless of the manner or nature of such termination. The termination of this Agreement will not relieve a party of any obligation or liability arising from any breach by such party of this Agreement prior to termination.

(i)          Trust Account; Waiver of Liquidation Distributions; Redemption Rights. The Consultant understands that, at the closing of its IPO, the Company will establish a trust account (the “Trust Account”) for the benefit of the Company’s public shareholders (the “Public Shareholders”) containing the proceeds from its IPO and certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon), and that the Company may disburse monies from the Trust Account only under the circumstances described in the Prospectus. For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Consultant hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Consultant nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom to Public Shareholders (“Public Distributions”), or make any claim against the Trust Account or Public Distributions, in any case, with respect to any claims based upon, arising out of, in connection with or relating to this Agreement or the Services or the other transactions contemplated hereby, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Consultant on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Consultant or any of its affiliates may have against the Trust Account or Public Distributions now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any Released Claims. The Consultant agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company and its affiliates to induce the Company to enter into this Agreement, and the Consultant further intends and understands such waiver to be valid, binding and enforceable against the Consultant and each of its affiliates  under  applicable  law.    For  purposes  of  clarity,  the  Consultant  is  not  waiving any redemption right or claim to funds held in the Trust Account relating to a redemption or liquidation right for shares or units purchased in the Company’s initial public offering or public aftermarket.

(j)          No Fiduciary Duty. The Company hereby acknowledges that (a) the payment of the Cash Consideration and issuance of shares to Consultant (if any) pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and Consultant and any affiliate through which it may be acting, on the other, (b) Consultant is not acting as principal, agent or fiduciary of the Company, and does not owe any fiduciary or similar duty to the Company, and (c) the Company's engagement of Consultant in connection with the Services pursuant to this Agreement is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Services pursuant to this Agreement (irrespective of whether any of Consultant and any affiliate has advised or is currently advising the Company on related or other matters) and any potential future investment by Consultant, if any. The Company agrees that it will not claim that Consultant has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(k)          Notices. Any and all notices hereunder shall be deemed duly given when delivered by registered or certified mail (postage prepaid), email, overnight courier or hand delivery to the parties at the following addresses:

If to the Company:

Globa Terra Acquisition Corporation
Homero 109, Despacho 1602, Col. Polanco
Ciudad de México, México, 11570
Attention: Agustin Tristan, Chief Executive Officer
Email: [###]

With a copy, which shall not constitute notice, to: Paul Hastings LLP

Paul Hastings
200 Park Avenue
New York, NY 10166
Attention: Gil Savir
Email: [###]

If to Consultant:

Meteora Capital, LLC
1200 N Federal Highway, #200
Boca Raton, FL 33432
Attention: Team Meteora
Email: [###]

[Signatures appear on following pages.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Globa Terra Acquisition Corporation

By:	/s/ Agustin Tristan
Name:	Agustin Tristan
Title:	Chief Executive Officer

METEORA CAPITAL, LLC and its affiliates

By:	/s/ Vikas Mittal
Name:	Vikas Mittal
Title:	Managing Member